OPTION AGREEMENT

THIS AGREEMENT is effective as of May 31, 2010 (the “Effective Date”).

BY AND AMONG:

LECIA L. WALKER. , an individual, residing at 1286 Rosemary Drive, Castle Rock, Colorado 80109

Phone: 720-618-2720,  Email: lecialynn@centurylink.net

AND:

ORIGINAL SOURCE MUSIC, INC., a corporation incorporated under the laws of Nevada and having an office at 8201 SantaFe Drive #229, Littleton, Colorado 80108,  Email: info@originalsourcemusic.com

Phone: 303-495-3728.

WHEREAS:

A.

On July 21, 2009, Lecia L. Walker entered into a License and Assignment Agreement (“License Agreement”) with Original Source Entertainment, Inc. , said License Agreement involving a certain Business Concept, (“Business Concept”) developed by Lecia Walker under various DBA names including Original Source Publishing (ASCAP), Dishy Publishing (BMI), and The Dish Publishing (SESAC) and as a result, she had placed over 1191 songs under a Right To License Assignment from various recording artists, and developed certain methods of operating and marketing the Business Concept including, but not limited to methods of selling, marketing, advertising, art and design concepts, forms, printing, agreements and other items relating to the Business Concept all herein collectively called Intellectual Property (“Intellectual Property”.)  A part of the Business concept is the method of marketing the songs that are under contract, to various possible clients, including television and film studios.

B.

On August 25, 2009, said License Agreement was assigned over from Original Source Entertainment, Inc. to Original Source Music, Inc., its wholly owned subsidiary.

C.

Said License Agreement, in ARTICLE 1, GRANT OF LICENSE, and ARTICLES 2, PERIOD OF GRANT OF LICENSE, granted the License for a period of ten (10) years from the signing of the License Agreement commencing August 25, 2009.

D.

Lecia L. Walker and Original Source Music, Inc. desire to extend the terms of the License Agreement and therefore, Lecia L. Walker hereby grants to Original Source Music, Inc. the option to renew the License Agreement for an additional ten (10) years from the original expiration date, thus making the expiration date of the License Agreement to be twenty (20) years from the date of the original signing of the License Agreement dated August 25, 2009, or August 25, 2029, if the option is exercised.

NOW THEREFORE in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:

SECTION 1. – EXTENSION

1.1

Lecia L. Walker hereby grants to Original Source Music, Inc. an option to extend the date of the expiration of the License Agreement for an additional ten (10) years from the expiration as stated in Article 1, “Grant Of License” of the License Agreement, thus making the expiration of the agreement to be 20 years from the date of the original signing of the License Agreement, or August 25, 2029.

1.2

This Option To Renew is granted to Original Source Music, Inc. for no additional consideration to Lecia Walker.

1.3

Original Source Music, Inc. must provide Lecia Walker three months advance notice to the expiration date of August 25, 2019 that they intend to exercise their option to extend the expiration date of the License Agreement for an additional ten (10) years.

1.4

In consideration of the extension, Original Source Music, Inc. hereby agrees that, if Original Source Music, Inc., at any time during the term of the License Agreement, determines that it no longer desires to pursue the activities as outlined in the License Agreement, that the License Agreement will terminate and all rights and privileges shall revert back to Lecia L. Walker with no liability whatsoever on the part of Lecia L. Walker.

SECTION 2 – GENERAL

3.1

Binding.  This Option Agreement inures to the benefit of and binds the parties and their respective successors and permitted assigns.

3.2

Further Assurances.  Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or desirable to give effect to the terms and intent of this Option Agreement.

3.3

Amendment.  No amendment, supplement or restatement of any term of this Option Agreement is binding unless it is in writing and signed by all parties.

3.4

Notice.  Any notice or other communication required or permitted to be given under this Option Agreement must be in writing and shall be effectively given if delivered personally or by overnight courier or if sent by fax, addressed in the case of notice to Lecia L. Walker, and/or, Original Source Music, Inc., as the case may be, to the address set out on the first page of this Option Agreement.  Any notice or other communication so given is deemed conclusively to have been given and received on the day of delivery when so personally delivered, on the day following the sending thereof by overnight courier.

3.5

Counterparts.  This Option Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute one and the same agreement.

3.6

Severability.  If any term of this Option Agreement is or becomes illegal, invalid or unenforceable, that term shall not affect the legality, validity or enforceability of the remaining terms of this Option Agreement.

3.7

Schedules.  The schedules referenced herein and attached to this Option Agreement, are incorporated into and form part of this Option Agreement.

3.8

Time.  Time is of the essence of this Option Agreement.

3.9

Governing Law.  This Option Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Colorado.

3.10

Entire Agreement.  This Option Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior arrangements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or verbal.